UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2023

Baker Hughes Company	Baker Hughes Holdings LLC
 (Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield
Houston,	Texas	77073-5101
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	-	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On November 30, 2023, the Board of Directors (the "Board") of Baker Hughes Company (the "Company") elected Abdulaziz M. Al Gudaimi to serve as a director of the Company with a term beginning on January 1, 2024. At that time, the size of the Board will be expanded from nine to ten members.

Abdulaziz M. Al Gudaimi, age 61, had an over 38-year career at Saudi Arabian Oil Company ("Aramco"), an integrated energy and chemical company listed on the Saudi Stock Exchange (Tadawul), culminating in numerous senior management and leadership roles. He retired from Aramco as its Executive Vice President Corporate Development in November 2022, having been responsible for Aramco’s mergers and acquisitions transactions and divestment strategy, a position he held since September 2020. Prior to that, from May 2015 to September 2020, he served as Executive Vice President Downstream leading all Aramco Downstream refining, chemicals, power, infrastructures, marketing & trading, and retail businesses units of Aramco. He began his career at Aramco in November 1983, holding a series of increasingly senior positions and assuming leadership roles in several Aramco affiliated ventures. He served as CEO and President of Aramco Gulf Operation Company (an Aramco subsidiary operating independently with its own board of directors that manages the Saudi Arabian share of hydrocarbon production in the dividing zone between Saudi Arabia and Kuwait) between May 2004 and May 2006. He was also the Director of Gas Venture Development, looking over all non-associated gas upstream offerings to international oil companies between June 2001 and April 2004. He was also the Director of Shaybah Field, leading all oil production facilities of 500,000 Barrels per Day in Saudi Empty Quarter from June 1997 to May 1999. Since March 2023, he has served as an independent director of Banque Saudi Fransi, a bank listed on the Saudi Stock Exchange (Tadawul). He also served as a director of S-Oil Corp., an oil-refining company affiliated with Aramco and listed on the Korea Exchange, from November 2017 to March 2021.

The Board has determined that Mr. Al Gudaimi is independent under the corporate governance requirements of Nasdaq and the Company’s Governance Principles. The Board also determined that he meets the independence requirements of Rule 10C-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualifies as a "Non-Employee Director" under Rule 16b-3 of the Exchange Act. Mr. Al Gudaimi will serve on the Governance and Corporate Responsibility and Human Capital and Compensation Committees of the Board.

Mr. Al Gudaimi’s compensation will be consistent with that of other non-employee directors as previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2023.

There are no arrangements or understandings between Mr. Al Gudaimi and any other person pursuant to which Mr. Al Gudaimi was selected as a director and there are no related party transactions between the Company and Mr. Al Gudaimi that would require disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Al Gudaimi will enter into a standard indemnification agreement with the Company in the form previously approved by the Board.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: December 1, 2023	By:	/s/ Fernando Contreras
Fernando Contreras Vice President, Legal Governance & Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Dated: December 1, 2023	By:	/s/ Fernando Contreras
Fernando Contreras Vice President, Legal Governance & Corporate Secretary